Exhibit 10.5

EXECUTION VERSION

DEFERRED PAYMENT AGREEMENT

THIS DEFERRED PAYMENT AGREEMENT (this “Agreement”) is entered into as of February 26, 2018, by and between Pattern Energy Group Inc., a Delaware corporation (“Purchaser”) and Pattern Energy Group LP, a Delaware limited partnership (“Seller”).

WHEREAS, Purchaser has agreed to purchase from Seller, and Seller has agreed to sell to Purchaser, each of the Kanagi Project, the Futtsu Project and the Ohorayama Project (collectively, the “Deferred Payment Projects”), pursuant to that certain Purchase and Sale Agreement dated February 26, 2018, by and between Purchaser and Seller (the “Deferred Payment Project PSAs”);

WHEREAS, Purchaser has agreed to purchase from Seller, and Seller has agreed to sell to Purchaser, the Tsugaru Project pursuant to that certain Purchase and Sale Agreement dated February 26, 2018, by and between Purchaser and Seller (the “Tsugaru PSA” and, together with the Deferred Payment Project PSAs, the “PSAs”; capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to such terms in the applicable PSA); and

WHEREAS, each of the PSAs requires Purchaser and Seller to execute this Agreement as a condition to closing the transactions contemplated by such PSA.

NOW, THEREFORE, in consideration of the foregoing premises and the covenants and agreements set forth herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

Section 1. Definitions. The following terms, as used herein, have the following meanings:

“Accountant” has the meaning set forth in Section 3(c)(ii).

“Adjusted Initial Enterprise Value” means, with respect to a Project, (i) the purchase price paid to Seller by Purchaser or its controlled Affiliates, as applicable, for the Acquired Interests with respect to such Project on the Closing Date, plus (ii) any capitalized transaction expenses and any purchase price adjustments paid to Seller by Purchaser or its controlled Affiliates pursuant to the applicable PSA with respect to such Acquired Interests and disregarding any indemnification payments made thereunder, plus (iii) the product of (A) the aggregate amount of consolidated debt and other non-equity capital related to the applicable Project Company or its HoldCo as of the Closing Date after giving effect to the Closing and (B) the percentage of such Project Company or its HoldCo, as applicable, owned by Purchaser or its controlled Affiliate immediately after the Closing.

“Adjusted Partial Monetization Event Enterprise Value” means (i) the Proceeds paid to Purchaser or its controlled Affiliates, as applicable, with respect to a Project in a Partial Monetization Event, plus (ii) solely for purposes of calculating Adjusted Partial Monetization Event Enterprise Value in the context of the transactions set forth in subsections (iv) and (v) of the definition of “Partial Monetization Event”, the fair market value of the equity of the applicable Project Company or its HoldCo, as applicable, as of immediately following consummation of such transaction, as determined by an Accountant, plus (iii) the product of (A) the aggregate amount of consolidated debt and other non-equity capital related to the applicable Project Company or its HoldCo as of the closing date of such Partial Monetization Event and (B) the percentage of such Project Company or its HoldCo, as applicable, owned by Purchaser or its controlled Affiliate immediately prior to the closing of such Partial Monetization Event.

“Adjusted Total Sale Enterprise Value” means (i) the Proceeds paid to Purchaser or its controlled Affiliates with respect to a Project in a Total Sale, plus (ii) solely for purposes of calculating the Adjusted Total Sale Enterprise Value in the context of a Total Financing, the fair market value of the equity of the applicable Project Company or its HoldCo, as applicable, as of immediately following consummation of the Total Financing, as determined by an Accountant, plus (iii) the product of (A) the aggregate amount of consolidated debt and other non-equity capital related to the applicable Project Company or its HoldCo, as applicable, as of the closing date of the Total Sale and (B) the percentage of such Project Company or its HoldCo, as applicable, owned by Purchaser or its controlled Affiliate immediately prior to the closing of such Total Sale. For purposes of calculating the Adjusted Total Sale Enterprise Value in connection with Section 2(a), if two or more Projects share a common HoldCo, the Adjusted Total Sale Enterprise Value for such Projects will be equitably adjusted.

“Deferred Payment Period” means, the period between the date of this Agreement and December 31, 2019 inclusive.

“Disputed Matters” has the meaning set forth in Section 3(c)(ii).

“Final Deferred Payment Objections Statement” has the meaning set forth in Section 2(c)(i).

“Final Deferred Payment Statement” has the meaning set forth in Section 3(a).

“Objections Statement” has the meaning set forth in Section 2(c)(i).

“Partial Monetization Event” means, with respect to any Project, (i) the sale, lease, exchange, transfer or other disposition (other than any such transaction consummated in the ordinary course of business consistent with past practices), either directly or indirectly, of the assets of such Project, to a Person or group of Persons (other than any Affiliate of Purchaser), (ii) any direct or indirect sale by Purchaser of equity interests in the applicable Project Company or its applicable HoldCos to a Person or group of Persons (other than any Affiliate of Purchaser), (iii) any merger, consolidation, business combination or equity sale of the applicable Project Company or its applicable HoldCos, in each case, involving a counterparty or counterparties who is not an Affiliate of Purchaser, (iv) utilizing a Tokumei Kumiai contract to raise capital with respect to the applicable Project Company or its applicable HoldCos or (v) any recapitalization or refinancing of the debt existing at the applicable Project Company or its applicable HoldCo as of the date hereof; provided that (A) any of the foregoing transactions with respect to all or substantially all of the assets held directly by, or the equity of, Purchaser or Pattern US Finance Company LLC shall not constitute a “Partial Monetization Event”; and (B) if any transaction set forth in the foregoing clauses (i)–(v) is consummated with respect to a controlled Affiliate of Purchaser, and such transaction pertains to assets other than the Project or Projects owned by such controlled Affiliate, then such transaction shall only be deemed a Partial Monetization Event to the extent the assets or equity of the Projects comprise at least 50% of the total assets and/or equity with respect to which such transaction is being consummated.

“Partial Monetization Events Deferred Payment” has the meaning set forth in Section 3(a).

“Partial Monetization Events Profit” has the meaning set forth in Section 3(a).

“Proceeds” means the aggregate amount of cash consideration Purchaser and/or a controlled Affiliate thereof receives from any Person in a Partial Monetization Event or a Total Sale, as the case may be, in each case, net of any expenses, fees and other costs paid or to be paid associated with such Partial Monetization Event or Total Sale. If Purchaser or an Affiliate thereof receives non-cash consideration directly related to a Partial Monetization Event or Total Sale, as the case may be, such non-cash consideration shall be deemed to be “Proceeds” at the time such non-cash consideration is converted into cash. If Purchaser and/or a controlled Affiliate thereof (other than, for purposes of the transactions contemplated by (x) subsections (iv) and (v) of the definition of “Partial Monetization Event” and (y) subsection (iii) of the definition of “Total Sale”, Pattern US Finance Company LLC and its controlled Affiliates) receives cash consideration in a Partial Monetization Event or a Total Sale, as the case may be, with respect to a Project, and, at the time of such Partial Monetization

Event or Total Sale, as applicable, such Person owns, directly or indirectly, assets in addition to a single Project Company, and the Partial Monetization Event and/or Total Sale does not relate exclusively to such Project, such cash consideration shall be allocated by the Purchaser in good faith among the assets of such Person (including any Project Companies), and the portion allocated to each Project shall be deemed to be the “Proceeds” with respect to such Project.

“Total Sale” means (i) the sale, lease, exchange, transfer or other disposition, either directly or indirectly, of all or substantially all of the assets of all of the Project Companies to any Person who is not an Affiliate of Purchaser at the time of such transaction, (ii) any merger, consolidation, business combination or equity sale, either directly or indirectly, with respect to 100% of the equity of all of the Project Companies, in each case, involving a counterparty or counterparties who is not an Affiliate of Purchaser or (iii) any debt, equity or other financing or refinancing transaction with respect to more than 50% of the debt at the Project Companies (as of the date of such event) or utilizing a Tokumei Kumiai contract in order to raise capital with respect to substantially all of the Projects (each of the foregoing transactions in this clause (iii), a “Total Financing”); provided that (A) any of the foregoing transactions with respect to all or substantially all of the assets held directly by, or equity of, Purchaser or Pattern US Finance Company LLC shall not constitute a “Total Sale” for any purposes under this Agreement and (B) if any of the foregoing transactions are consummated with respect to a controlled Affiliate of Purchaser, and such transaction pertains to assets other than the Projects owned by such controlled Affiliate of Purchaser, then such transaction shall only be deemed a Total Sale to the extent the assets or equity of the Projects comprise at least 50% of the assets and/or equity with respect to which such transactions are being consummated.

“Total Sale Deferred Payment” has the meaning set forth in Section 2(b).

“Total Sale Deferred Payment Statement” has the meaning set forth in Section 2(a).

“Total Sale Profit” has the meaning set forth in Section 2(a).

“Updated Total Sale Deferred Payment Statement” has the meaning set forth in Section 2(c)(ii).

Section 2. Total Sale Deferred Payment.

(a)  If at any time during the Deferred Payment Period, Purchaser consummates a Total Sale, and the aggregate sum of the Adjusted Total Sale Enterprise Value of all Projects at such time exceeds the sum of the Adjusted Initial Enterprise Value of all Projects (such excess, the “Total Sale Profit”), then, subject to the terms and conditions of this Section 2, Purchaser shall pay to Seller, within ten 10 Business Days following consummation of the Total Sale, an amount (the “Total Sale Deferred Payment”) equal to the product of (i) the Total Sale Profit (net of taxes paid by Purchaser on such Total Sale Profit but taking into account any tax benefit actually realized by Purchaser arising from such payment to Seller) and (ii) 20%.

(b)  Not later than fifteen (15) Business Days prior to the consummation of a Total Sale, Purchaser will prepare and deliver to Seller a statement (the “Total Sale Deferred Payment Statement”) setting forth a description of the Total Sale, including (i) the structure of the Total Sale, (ii) the fundamental terms of the agreements relating to the Total Sale, (iii) a reasonably detailed calculation of the Proceeds of such Total Sale, (iv) a reasonably detailed calculation of the Adjusted Total Sale Enterprise Value, (v) a reasonably detailed calculation of the Total Sale Profit, if any, in each of clauses (iii), (iv) and (v), together with reasonable supporting documentation and (vi) the expected date of the consummation of the Total Sale.

(c)  If Seller has any objections to the calculation of the Proceeds of such Total Sale, the Adjusted Total Sale Enterprise Value and/or the Total Sale Profit, in the Total Sale Deferred Payment Statement:

(i)  Seller shall deliver to Purchaser a written statement (the “Objections Statement”) setting forth each item that Seller disputes (including the specific adjustments that Seller proposes to be made to the Total Sale Deferred Payment Statement). If an Objections Statement is not delivered to Purchaser within ten (10) Business Days following Seller’s receipt of the Total Sale Deferred Payment Statement, or if Seller delivers, prior to the expiration of such ten-Business Day period, written notice to Purchaser that it has no objections to the Total Sale Deferred Payment Statement, then the Total Sale Deferred Payment Statement shall be final and binding on, and non-appealable by, the parties.

(ii)  If a timely Objections Statement is received by Purchaser, Seller and Purchaser shall negotiate in good faith to resolve the objections raised therein. Following such good faith negotiations, Purchaser shall reflect any mutually agreed changes (and only such mutually agreed changes) in an updated statement (the “Updated Total Sale Deferred Payment Statement”) within five (5) Business Days after delivery of the Objections Statement, and such Updated Total Sale Deferred Payment Statement shall be final and binding on, and non-appealable by, the parties for purposes of this Section 2.

(d)  Purchaser shall pay, or cause to be paid, to Seller any amounts payable pursuant to this Section 2, by wire transfer of immediately available funds to a bank account designated by Seller an amount equal to the Total Sale Deferred Payment. For the avoidance of doubt, no amounts will be payable to Seller under this Agreement with respect to any Total Sale that is consummated after the Deferred Payment Period.

Section 3. Partial Monetization Events Deferred Payment.

(a)  If Purchaser consummates a Partial Monetization Event with respect to any Project prior to the expiration of the Deferred Payment Period, and the aggregate Adjusted Partial Monetization Event Enterprise Value of all of the Projects with respect to which Partial Monetization Events were consummated during such period exceeds the Adjusted Initial Enterprise Value of such Projects (such excess, the “Partial Monetization Events Profit”), then, subject to the terms and conditions of this Section 3, Purchaser shall pay to Seller, within twenty 20 Business Days following the end of the Deferred Payment Period (or if any Disputed Matters are submitted to an Accountant pursuant to Section 3(c)(ii), then as promptly as practicable following the Accountant’s delivery of its report setting forth its resolution of the Disputed Matters) an amount (the “Partial Monetization Events Deferred Payment”) equal to the product of (i) the Partial Monetization Events Profit for the Projects (net of taxes paid by Purchaser on such Partial Monetization Events but taking into account any tax benefit actually realized by Purchaser arising from such payment to Seller) and (ii) 20%.

(b)  Within ten 10 Business Days after the end of the Deferred Payment Period, Purchaser will prepare and deliver, or cause to be prepared and delivered, to Seller a statement (the “Final Deferred Payment Statement”) setting forth (i) the structure of each Partial Monetization Event that was consummated during the Deferred Payment Period, (ii) the fundamental terms of the agreements relating to each such Partial Monetization Event, (iii) a reasonably detailed calculation of the Proceeds of each such Partial Monetization Event, (iv) a reasonably detailed calculation of the Adjusted Partial Monetization Event Enterprise Value of each Project with respect to which a Partial Monetization Event was consummated during the Deferred Payment Period, (v) a reasonably detailed calculation of the Partial Monetization Events Profit, if any, in each of clauses (iii), (iv) and (vi), together with reasonable supporting documentation.

(c)  If Seller has any objections to the Final Deferred Payment Statement:

(i)  Seller shall deliver to Purchaser a written statement (the “Final Deferred Payment Objections Statement”) setting forth each item that Seller disputes (including the specific adjustments that Seller proposes to be made to the Final Deferred Payment Statement). Seller shall be deemed to have agreed with all items in the Final Deferred Payment Statement other than those items specifically identified by Seller in the Final Deferred Payment Objections Statements. If a Final Deferred Payment Objections Statement is not delivered to Purchaser within five (5) Business Days following Seller’s receipt of the Final Deferred Payment Statement, or if Seller delivers, prior to the expiration of such ten-Business Day period, written notice to Purchaser that it has no objections to the Final Deferred Payment Statement, then the Final Deferred Payment

Statement shall be final and binding on, and non-appealable by, the parties.

(ii)  If a timely Final Deferred Payment Objections Statement is received by Purchaser, Seller and Purchaser shall negotiate in good faith to resolve the objections raised therein. If Purchaser and Seller are unable to reach a final resolution of all such objections within two (2) Business Days after the delivery of the Final Deferred Payment Objections Statement to Purchaser (or such longer periods as Purchaser and Seller may agree in writing), Purchaser and Seller shall submit any and all matters and amounts (but only such matters and amounts) that were included in the Final Deferred Payment Objections Statement and remain in dispute (the “Disputed Matters”) to a nationally recognized independent accounting firm reasonably acceptable to Seller and Purchaser (the “Accountant”) for the purpose of resolving the Disputed Matters. The Accountant (A) shall consider only the Disputed Matters, (B) shall be bound by the terms of this Agreement and (C) shall only consider the documents, materials, presentations and arguments made by Seller and Purchaser (i.e., shall not engage in any independent review). The Accountant shall deliver to Seller and Purchaser as promptly as practicable a report setting forth its resolution of the Disputed Matters. Such report shall be final and binding upon, and non-appealable by, the parties. The costs and expenses of the Accountant shall be allocated 50/50 between Seller and Purchaser.

(d)  Purchaser shall pay, or cause to be paid, to Seller any amounts payable pursuant to this Section 3, by wire transfer of immediately available funds to a bank account designated by Seller an amount equal to the Partial Monetization Events Deferred Payment. For the avoidance of doubt, no amounts will be payable to Seller under this Agreement with respect to any Partial Monetization Events that are consummated after the Deferred Payment Period.

(e)  Notwithstanding anything to the contrary contained herein, the parties hereto acknowledge and agree that, subject to the terms and conditions of this Agreement, if a Total Sale is consummated, and Seller is entitled to receive a Total Sale Deferred Payment pursuant to Section 2, under no circumstances shall Seller be entitled to receive any additional payment pursuant to Section 3.

Section 4. Termination. This Agreement shall automatically terminate and be of no further force and effect (i) with respect to the Tsugaru Project and any Partial Monetization Event related thereto, if the Tsugaru PSA is terminated prior to the consummation of the closing thereunder, (ii) with respect to any of the Deferred Payment Projects and any Partial Monetization Event related thereto, if the Deferred Payment Project PSAs are terminated prior to the consummation of the closing thereunder, (iii) upon Seller’s payment of the Total Sale Deferred Payment or the Partial Monetization Events Deferred Payment, as the case may be, in each case, in accordance with the terms hereof; provided that, for the avoidance of doubt, if Purchaser consummates any of the transactions contemplated in clauses (A) or (B) of the provisos in the definitions of “Partial Monetization Event” or “Total Sale” within the Deferred Payment Period, this Agreement shall not terminate, and Purchaser’s obligations hereunder shall bind and inure to the benefit of Purchaser’s successors.

Section 5. Currency; Interest. All calculations or payments under this Agreement shall be made in Japanese Yen. Any conversions of U.S. Dollars into Japanese Yen (or vice versa) shall be made at the applicable exchange rates utilized by Purchaser in the preparation of its financial statements.

Section 6. Withholding. Notwithstanding any provision contained herein to the contrary, the parties hereto shall be entitled to deduct and withhold from any payment otherwise payable to any Person pursuant to this Agreement such amounts as it is required to deduct and withhold under any provision of applicable Laws. If any party so withholds, the amounts withheld shall be treated for all purposes of this Agreement as having been paid to the Person in respect of whom such party made such deduction or withholding.

Section 7. Treatment of Deferred Payments. Any payment made pursuant to this Agreement shall be treated as an adjustment to the Purchase Price paid with respect to the applicable Project.

Section 8. Miscellaneous Provisions. The provisions of Article 7 of the Tsugaru PSA are hereby incorporated herein and made a part hereof, mutatis mutandis.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

PATTERN ENERGY GROUP INC.

By:	/s/ Dyann Blaine
Name: Dyann Blaine
Title: Vice President

PATTERN ENERGY GROUP LP

By:	/s/ Daniel M. Elkort
Name: Daniel M. Elkort
Title: Vice President

[Signature Page to Deferred Payment Agreement]